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                                                                     EXHIBIT 23a


                         Consent of Independent Auditors
                         -------------------------------


The Board of Directors and Shareholders
Linens 'n Things, Inc:

We hereby consent to incorporation by reference in the Registration Statements Numbers 333-71903, 333-42874, 333-55803, 333-62982 and 333-62984 on Form S-8 of
Linens 'n Things, Inc. and Subsidiaries of our report dated February 4, 2004, relating to the consolidated balance sheets of Linens 'n Things, Inc. and Subsidiaries as of January 3, 2004 and January 4, 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 3, 2004, which report appears in the January 3, 2004 Annual Report on Form 10-K of Linens 'n Things, Inc.

As discussed in Note 6 to the consolidated financial statements, in fiscal 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."



/S/ KPMG LLP

KPMG LLP

New York, New York
March 18, 2004


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